AMSCAN HOLDINGS, INC.


                                             CONTACT:       James M. Harrison
                                                            Michael A. Correale
                                                            (914)  784-4050

FOR IMMEDIATE RELEASE

                         AMSCAN HOLDINGS, INC. ANNOUNCES
                           THIRD QUARTER 2004 RESULTS

Elmsford, NY, November 15, 2004 - Amscan Holdings, Inc. today announced results for the third quarter ended September 30, 2004.

     Net sales for the third quarter of 2004 totaled $97.8 million, down from $103.2 million in the corresponding period in 2003. The decrease in sales reflects a general softness in retail markets, the continued impact of inventory shortages on certain products as a result of a production disruption at one of the Company's foreign vendors and changes in the promotional pricing activities at certain national chains.

     Gross margin for the third quarter of 2004 was 32.4%, a 150 basis points decrease from last year's comparable period, principally reflecting higher inventory costs from the write-up of finished goods inventories as a result of purchase accounting for the Company's April 30, 2004 merger and certain increased raw material costs.

     Income from operations was $12.3 million in the third quarter of 2004, a decrease of $2.1 million from last year's comparable period.

     Net sales for the nine months ended September 30, 2004 totaled $294.7 million, down from $304.1 million in the corresponding period in 2003. Gross margin for the nine months ended September 30, 2004 was 32.9%, comparable to the corresponding period in 2003. Income from operations, excluding non-recurring merger related expenses of $11.8 million, were $37.3 million for the nine months ended September 30, 2004, a decrease of $0.5 million from last year's comparable period.

     Asked to comment on these results, Gerry Rittenberg, Chief Executive Officer, said "We have been able to maintain our profitability for the past nine months despite the negative effect of soft market conditions and some disruption in our foreign supply chain. Early indications at retail for the fall selling season have been encouraging."

     On April 30, 2004, the Company merged with AAH Acquisition Corporation, a wholly-owned subsidiary of AAH Holdings Corporation, an entity jointly controlled by funds affiliated with Berkshire Partners LLC and Weston Presidio (together the "Principal Investors"), with the Company continuing as the surviving entity and as a wholly-owned subsidiary of AAH Holdings Corporation. Under the terms of the merger agreement, the equity interests in Company of GS Capital Partners II, L.P. and certain other private investment funds managed by Goldman, Sachs & Co. and all other stockholders, other than certain employee investors, were cancelled in exchange for the right to receive cash. Cash paid to consummate the acquisition totaled $530 million and was financed with initial borrowings consisting of a $205 million term loan under a new senior secured credit facility which includes a $50 million revolving loan facility, the proceeds from the issuance of $175 million of 8.75% senior subordinated notes due 2014, an equity contribution, including the Principal Investors and employee stockholders, of $140.5 million, borrowings under the revolver of $23.6 million and available cash on hand.

The Company invites investors to participate in a conference call discussing third quarter results. The conference call will be held on November 18th, 2004 at 2:00 p.m. Eastern Time. Participants are asked to call (800) 289-0494, confirmation code 179526, five minutes prior to the scheduled start time.

Amscan Holdings, Inc. designs, manufactures and distributes decorative party goods, including paper and plastic tableware, accessories and novelties. Amscan also designs and distributes home, baby, wedding and other gift items.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the party goods industry in general and in the Company's specific market areas, changes in costs of goods and services and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.


                                     -more-

                             AMSCAN HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)
                                   (Unaudited)


                                                                                  Three Months Ended
                                                                                      September 30,
                                                                              2004                2003
                                                                              ----                ----
                                                                          (Successor)         (Predecessor)

Net sales......................................                                $97,834             $103,220
Cost of sales..................................                                 66,090               68,242
                                                                              --------           ----------
      Gross profit.............................                                 31,744               34,978

Operating expenses:
   Selling expenses............................                                  8,726                9,206
   General and administrative expenses.........                                  7,644                8,067
   Art and development costs...................                                  2,358                2,322
   Provision for doubtful accounts.............                                    746                  772
   Restructuring charges.......................                                                         233
                                                                             ---------           ----------
      Total operating expenses.................                                 19,474               20,600
                                                                               -------             --------
      Income from operations...................                                 12,270               14,378
Interest expense, net..........................                                  7,204                6,681
Undistributed loss in unconsolidated joint
    venture....................................                                    366
Gain on sale of available-for-sale securities..                                                      (1,022)
Other (income) expense, net....................                                    (42)                  12
                                                                            ----------           ----------
      Income before income taxes and
        minority interests.....................                                  4,742                8,707
Income tax expense.............................                                  1,874                3,439
Minority interests.............................                                     53                   42
                                                                           -----------          -----------
      Net income...............................                                  2,815                5,226
        Dividend on redeemable convertible
          preferred stock......................                                                         102
                                                                             ---------           ----------
      Net income applicable to common stock....                              $   2,815             $  5,124
                                                                             =========             ========

                              AMSCAN HOLDINGS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
                             (Dollars in thousands)
                                   (Unaudited)


                                                         Four Months Ended            Five Months Ended        Nine Months Ended
                                                          April 30, 2004             September 30, 2004        September 30, 2003
                                                          --------------             ------------------        ------------------
                                                           (Predecessor)                 (Successor)             (Predecessor)

Net sales........................................            $   133,660                $   161,015             $   304,060
Cost of sales....................................                 88,247                    109,514                 204,161
                                                             -----------                -----------             -----------
      Gross profit...............................                 45,413                     51,501                  99,899

Operating expenses:
   Selling expenses..............................                 12,430                     14,674                  27,322
   General and administrative expenses...........                 10,145                     13,096                  23,896
   Art and development costs.....................                  3,332                      4,127                   7,145
   Provision for doubtful accounts...............                    729                      1,072                   2,761
   Non-recurring expenses related to the
      merger.....................................                 11,757
   Restructuring charges.........................                                                                     1,007
                                                             -----------                -----------             -----------
      Total operating expenses...................                 38,393                     32,969                  62,131
                                                             -----------                -----------             -----------
      Income from operations.....................                  7,020                     18,532                  37,768
Interest expense, net............................                  8,384                     11,964                  19,877
Undistributed loss in unconsolidated joint
    venture......................................                     89                        678
Gain on sale of available-for-sale securities....                    (47)                                            (1,022)
Other income, net................................                    (11)                       (53)                    (45)
                                                             -----------                -----------             -----------
      (Loss) income before income taxes and
        minority interests.......................                 (1,395)                     5,943                  18,958
Income tax (benefit) expense.....................                   (551)                     2,348                   7,488
Minority interests...............................                     46                         78                      76
                                                             -----------                -----------             -----------
      Net (loss) income..........................                   (890)                     3,517                  11,394
        Dividend on redeemable convertible
         preferred stock.........................                    136                                                299
                                                             -----------                -----------             -----------
      Net (loss) income applicable to common
        stock....................................            $    (1,026)               $     3,517             $    11,095
                                                             ===========                ===========             ===========